Exhibit 4.8
2007 INTERIM AMENDMENT TO COMPLY WITH
THE FINAL REGULATIONS UNDER CODE SECTIONS 415
AND 402A AND THE AMENDMENTS TO
THE FINAL REGULATIONS UNDER CODE SECTION 411(d)
This amendment of the Plan is adopted to comply with the requirements of the final regulations under Code Sections 415 and 402A, and the amendments to the final regulations under Code Section 411(d). This amendment is to be construed in accordance with such regulations. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the provisions of this amendment are specifically amended.
This amendment shall supersede any previous amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.
COOPER TIRE & RUBBER COMPANY
PRE-TAX SAVINGS PLAN (FINDLAY)
The Plan named above gives the undersigned the right to amend it at any time. According to that right, the Plan is amended as follows:
FINAL REGULATIONS UNDER CODE SECTION 415
Except as otherwise provided, the provisions of the following sections shall be effective as of the first day of the first Limitation Year beginning on or after July 1, 2007.
DEFINITIONS
This section modifies the DEFINITIONS SECTION of Article I.
Modification of the Definition of ANNUAL COMPENSATION. The definition of Annual Compensation, if applicable, is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:
If the Compensation Year, Plan Year, and Limitation Year (as defined in the CONTRIBUTION LIMITATION SECTION of Article III) are the same, Annual Compensation shall include amounts earned but not paid during the Compensation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Compensation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Compensation Year.

The final regulations allow this modification if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:
Such amounts shall not be included.

Modification of the Definition of COMPENSATION. The definition of Compensation is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:
If the definition of earnings in the definition of Compensation is defined as “wages, salaries, and fees for professional services, ......,” the definition of earnings is modified as follows:
“Earnings” in this definition means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:
employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);
amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;
other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and
other items of remuneration that are similar to any of the items listed in (a) through (d) above.

The final regulations also allow (a) above to be further modified if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is to apply:
(a) above is modified to not exclude amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income.

In addition, Compensation is modified as follows:
Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period.
Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer.

The final regulations also allow other types of post-severance Compensation to be included if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below to include these other types of post-severance Compensation:
☑	Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if: (i) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (ii) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

The final regulations also provide another exception to the post-severance Compensation rules. This is an optional change that is allowed but is not required by the final regulations. Mark the box below and the applicable selection to include this type of post-severance Compensation:
Compensation shall also include post-severance Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided the condition below is met. Select one of the following:
Salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period.
The Participant was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.
Compensation paid or made available during a specified period shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Compensation shall also include employee contributions “picked up” by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions.
For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining contributions and allocations for any determination period (the period over which Compensation is determined) shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.
Modification of the Definition of PREDECESSOR EMPLOYER. The definition of Predecessor Employer is modified by striking the words “means a firm” from the first sentence and substituting in lieu thereof “means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, a firm.”
Modification of the Definition of SEVERANCE FROM EMPLOYMENT. If the Plan includes a definition of Severance from Employment in Article I, the definition of Severance from Employment is modified by striking the first sentence and substituting in lieu thereof the following:
Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee.
If the Plan does not include a definition of Severance from Employment in Article I, the following definition of Severance from Employment is added:
Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee. The Plan Administrator shall determine if a Severance from Employment has occurred in accordance with section 1.401(k)-1(d)(2) of the regulations.
CONTRIBUTION LIMITATION
This section strikes the CONTRIBUTION LIMITATION SECTION of Article III, and substitutes in lieu thereof the following:
SECTION 3.03 (3.04, if applicable)—CONTRIBUTION LIMITATION.
Contributions to the Plan shall be limited in accordance with Code Section 415 and the regulations thereunder. The limitations of this section shall apply to Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.
Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined:

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:
employer contributions;
employee contributions; and
forfeitures.
Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:
mandatory employee contributions, as defined in Code Section 411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;
contributions allocated to any individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;
amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and
annual additions under an annuity contract described in Code Section 403(b).
Compensation means whichever of the following applies:
If Compensation is currently defined as “wages within the meaning of Code Section 3401(a) and all other payments ......,” Compensation means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The type of compensation that is reported in the “Wages, Tips and Other Compensation” box on Form W-2 satisfies this definition.
If Compensation is currently defined as “wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding .....,” Compensation means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
If Compensation is currently defined as “wages, salaries, and fees for professional services .......,” Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:
employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);
amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;
other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and
other items of remuneration that are similar to any of the items listed in (1) through (4) above.

The final regulations also allow (1) above to be further modified if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is to apply:
(1) above is modified to not exclude amounts received during the year by an employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income.
For any Self-employed Individual, Compensation means Earned Income.
Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or if earlier, includible in gross income) during such Limitation Year. Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no Compensation is included in more than one Limitation Year.

The final regulations allow this modification if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:
Such amounts shall not be included.
Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the employee continued in employment with the Employer.

The final regulations also allow other types of post-severance Compensation to be included if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below to include these other types of post-severance Compensation:
☑	Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if: (i) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or (ii) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

The final regulations also provide another exception to the post-severance Compensation rules. This is an optional change that is allowed but is not required by the final regulations. Mark the box below and the applicable selection to include this type of post-severance Compensation:
Compensation shall also include post-severance Compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided the condition below is met. Select one of the following:
Salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period.
The Participant was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.
Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.
Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).
Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.
Defined Contribution Dollar Limitation means, effective for Limitation Years beginning after December 31, 2001, $40,000, automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made, Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.
Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).
Limitation Year means the consecutive 12-month period defined in the CONTRIBUTION LIMITATION SECTION of Article III that was struck by this amendment. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive

12—month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
Maximum Annual Addition means, for Limitation Years beginning on or after January 1, 2002, except for catch-up contributions described in Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:
The Defined Contribution Dollar Limitation, or
100 percent of the Participant’s Compensation for the Limitation Year.
A Participant’s Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which the Limitation Year begins.
The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code Section 415(l); or a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months (including any fractional parts of a month)
in the short Limitation Year
12
If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.
If a short Limitation Year is created, the limitation under Code Section 401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.
Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.
If the Participant does not participate in another defined contribution plan, as defined in Section 1.415(c)-1(a)(2)(i) of the regulations (without regard to whether the plan(s) have been terminated) maintained by the Employer, the amount of Annual Additions that may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual

Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.
If, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in Section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, the Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.
The limitation of this section shall be determined and applied taking into account the rules in subparagraph (e) below.
Other Rules
Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in section 1.415(c)-1(a)(2)(i) of the regulations and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.
Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in section 1.415(f)-1(b)(2)(ii) of the regulations) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place.
Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to section 1.415(f) of the regulations, are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.
Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

EXCESS AMOUNTS
This section modifies the EXCESS AMOUNTS SECTION of Article III.
Modification of the Definition of CONTRIBUTION PERCENTAGE. The definition of Contribution Percentage, if applicable, is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:
If the Plan Year and Limitation Year (as defined in the CONTRIBUTION LIMITATION SECTION of Article III) are the same, Compensation for the Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Plan Year.
Modification of the Definition of DEFERRAL PERCENTAGE. The definition of Deferral Percentage is modified effective as of the first day of the first Plan Year beginning on or after July 1, 2007 as follows:
If the Plan Year and Limitation Year (as defined in CONTRIBUTION LIMITATION SECTION of Article III) are the same, Compensation for the Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Plan Year.

The final regulations allow these modifications if the plan sponsor so chooses. This is an optional change that is allowed but is not required by the final regulations. Mark the box below if this modification is not to apply:
Such amounts shall not be included.
FINAL REGULATIONS UNDER CODE SECTION 402A
The provisions of the following sections shall be effective for taxable years beginning on or after January 1, 2006.
DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
Modification of the Definition of ELIGIBLE RETIREMENT PLAN. The definition of Eligible Retirement Plan is modified as follows:
If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall also include another designated Roth account of such individual under an annuity plan described in Code Section 403(b).
Modification of the Definition of ELIGIBLE ROLLOVER DISTRIBUTION. The definition of Eligible Rollover Distribution is modified as follows:
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of the portion of a designated Roth account that is not includible in a Participant’s gross income.

However, for taxable years beginning on or after January 1, 2006, such portion may be transferred only to a Roth IRA described in Code Section 408A or to a designated Roth account under another plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
In determining if any distribution(s) that includes any portion of a designated Roth account is reasonably expected to total less than $200 during a year, the following applies: (i) any portion of the distribution from the designated Roth account shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year and (ii) the balance of the distribution, if any, shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year. In addition, for taxable years beginning on or after January 1, 2006, a designated Roth account and all other accounts under the Plan shall be treated as accounts held under two separate plans and shall not be combined in determining a mandatory distribution of an Eligible Rollover Distribution greater than $1,000 in the DIRECT ROLLOVERS SECTION of Article X.
ROTH ELECTIVE DEFERRAL CONTRIBUTIONS
Modification of the Definition of ROTH ELECTIVE DEFERRAL CONTRIBUTIONS. The definition of Roth Elective Deferral Contributions in the DEFINITIONS SECTION of Article I, if applicable, is modified as follows:
Roth Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not excludible from the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the Participant in his elective deferral agreement. Whether an Elective Deferral Contribution is not excludible from a Participant’s gross income will be determined in accordance with section 1.401(k)-1(f)(2) of the regulations. In the case of a Self-employed Individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.
The definition of Roth Elective Deferral Contributions in the EXCESS AMOUNTS SECTION of Article III, if applicable, is modified as follows:
Roth Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not excludible from the participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the participant in his elective deferral agreement. Whether an Elective Deferral Contribution is not excludible from a participant’s gross income will be determined in accordance with section 1.40(k)-1(f)(2) of the regulations. In the case of a self-employed individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.
ROLLOVER CONTRIBUTIONS
Modifications to Direct Rollovers and Participant Rollover Contributions from Other Plans.
If the Plan permits a Participant to designate his Elective Deferral Contributions as Roth Elective Deferrals Contributions and accepts a direct rollover of an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b), the direct rollover provisions are modified as follows:

The Plan provisions regarding the direct rollover of an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b) shall be modified to include any portion of a designated Roth account.
If the Plan permits a Participant to designate his Elective Deferral Contributions as Roth Elective Deferrals Contributions and accepts a Participant contribution of an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b), the Participant rollover provisions are modified as follows:
The Plan provisions regarding the Participant contribution of an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b) shall be modified to include distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participant’s gross income.
AMENDMENTS TO SECTION 1.411(d)-3 OF THE REGULATIONS
The provisions of the following section are effective for Plan Years beginning on or after January 1, 2007.
AMENDMENTS
This section modifies the AMENDMENTS SECTION of Article X, by striking the last sentence in the third paragraph and by striking the last paragraph in such section and substituting in lieu thereof the following:
An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan (a deemed amendment in the case of a change in top-heavy status of the Plan, if applicable) changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account attributable to Employer Contributions shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted (deemed adopted in the case of a change in the top-heavy status of the Plan, if applicable) and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted, if applicable) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment, if applicable) by the Employer or the Plan Administrator.
For an amendment adopted after August 9, 2006, with respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of the Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.
Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.
Signing this amendment, the undersigned, as plan sponsor, has made the decision to adopt this plan amendment. The undersigned is acting in reliance on their own discretion and on the legal and tax advice of their own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.
Signed this 10th day of October, 2008.

For the Employer
By:	/s/ S. O. Schroeder
S. O. Schroeder
Vice President — Treasurer
Title

By:	/s/ C. F. Nagy
C. F. Nagy
Asst. Treasurer
Title